EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1997, appearing on page 21 of The First American Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.


By:/s/ Price Waterhouse LLP
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   Price Waterhouse LLP
   Costa Mesa, California
   Date:  December 11, 1997